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                                                                       EXHIBIT 8


                           iPRINT TECHNOLOGIES, iNC.
                  THIRD AMENDED AND RESTATED RIGHTS AGREEMENT
                  -------------------------------------------

     THIS THIRD AMENDED AND RESTATED RIGHTS AGREEMENT is entered into as of June 23, 2001, by and among iPrint Technologies, inc., a Delaware corporation (the "Company"), the undersigned purchasers of Series A Preferred Stock, the undersigned purchasers of Series B Preferred Stock and the undersigned purchasers of Series C Preferred Stock of the Company (collectively, the "Prior Purchasers"), Royal P. Farros (the "Common Holder") and Monte Wood (the "New Holder").

                                   RECITALS:
                                   --------

     A. The Prior Purchasers, the Common Holder and the Company are parties to that certain Second Amended and Restated Rights Agreement dated September 30, 1999 among the Company and such Series A Purchasers, Series B Purchasers, Series C Purchasers and the Common Holder (the "Prior Agreement").

     B. Concurrently herewith, the Company and Wood Alliance, Inc. ("Wood") are entering into an Agreement and Plan of Reorganization , dated as of the date hereof (the "Reorganization Agreement"), pursuant to which the Company will, at the closing of the transactions provided for therein (the "Merger"), issue shares of its Common Stock to the holders of the outstanding shares of Wood in exchange for the issued and outstanding shares of Wood.

     C. The Prior Purchasers and the Common Holder, beneficially owning at least a majority of the Company's outstanding shares held by all Prior Purchasers and the Common Holder which are subject to the Prior Agreement, and the Company, wish to amend the Prior Agreement to grant registration, information, co-sale rights and other rights to the New Holder identical to the registration, information, co-sale rights and other rights of the Common Holder, with all such registration, information, co-sale rights and other rights not to become effective until the consummation of the Merger (the "Effective Time" as such term is used in the Reorganization Agreement).

     D. At the Effective Time, the New Holder desires to become a party to the Prior Agreement, as amended and restated hereby, on the same material terms as the Common Holder.

     E. By this Agreement, the Company, the Prior Purchasers, the Common Holder and the New Holder desire to set forth certain registration and other rights of the parties, as set forth below.

                                 AGREEMENT:
                                 ---------

     NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein, the parties agree as follows:

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     1.  Registration Rights.
         -------------------

         1.1    Definitions.  As used in this Agreement, the following terms
                -----------
shall have the following respective meanings:

                (a) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of the effectiveness of such registration statement.

                (b) The term "Conversion Shares" means the Common Stock issued upon conversion of the Series A, Series A-1, Series B, Series B-1, Series C and Series C-1 Preferred Stock issued and sold by the Company pursuant to the Series A Preferred Stock Purchase Agreement dated October 17, 1997 among the Company and the undersigned purchasers of Series A Preferred Stock (the "Series A Agreement"), the Series B Preferred Stock Purchase Agreement dated February 25, 1999 among the Company and the undersigned purchasers of Series B Preferred Stock (which shares of Series A, Series A-1, Series B and Series B-1 Preferred Stock are referred to herein as the "Preferred Shares"), the Series C Preferred Stock Purchase Agreement dated September 30, 1999, and securities issuable upon exercise of Warrants issued to Intel Corporation and Silicon Valley Bank.

                (c) The term "Registrable Securities" means (i) the Conversion Shares and, for purposes of subsection 1.3 only, any and all shares of Common Stock held by either the Common Holder or the New Holder then employed by the Company; (ii) stock issued in lieu of the stock referred to in subsection (i) above in any reorganization which has not been sold to the public; or (iii) stock issued in respect of the stock referred to in subsections (i) and (ii) above as a result of a stock split, stock dividend, recapitalization or the like, which has not been sold to the public; provided, however, that for purposes of subsections 1.2 and 1.4, the number of Registrable Securities deemed to be held by the New Holder shall be the product of (a) the total number of shares of the Common Stock of the Company beneficially owned by the New Holder immediately following the Effective Time, multiplied by (b) the quotient of (x) the total number of Conversion Shares beneficially owned by the Common Holder immediately following the Effective Time, divided by (y) the total number of shares of the Common Stock of the Company beneficially owned by the Common Holder immediately following the Effective Time.

                (d) The terms "Holder" or "Holders" means any person or persons to whom Registrable Securities were originally issued or qualifying transferees under subsection 1.10 hereof who hold Registrable Securities.

                (e) The term "Initiating Holders" means any Holder or Holders of 40% or greater of the aggregate of the Registrable Securities then outstanding.

                (f)  The term "SEC" means the Securities and Exchange
Commission.

                (g) The term "Registration Expenses" shall mean all expenses incurred by the Company in complying with subsections 1.2, 1.3 and 1.4 hereof, including, without

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limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company and counsel for the Holders, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company.)

                (h) The term "Common Shares" shall mean all shares of Common Stock of the Company owned or subsequently acquired by either the Common Holder or the New Holder and all shares of Common Stock issuable upon exercise or conversion of any derivative securities held or subsequently acquired by either the Common Holder or the New Holder other than shares of Common Stock issued upon conversion of Preferred Stock and shares held by such persons which are eligible for sale on a registration statement on Form S-8 or S-3.

          1.2   Demand Registration.
                -------------------

                (a)  Request for Registration.  If the Company shall receive
                     ------------------------
from the Initiating Holders a written request that the Company effect any registration, qualification or compliance with respect to Registrable Securities with an anticipated aggregate offering price before deduction of underwriting discounts and commissions, in excess of $5,000,000, the Company will:

                     (i) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

                     (ii) as soon as practicable, use its best efforts to effect all such registrations, qualifications and compliances (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualifications under the applicable blue sky or other state securities laws and appropriate compliance with exemptive regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Initiating Holder's or Initiating Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request given within thirty (30) days after receipt of such written notice from the Company; provided that the Company shall not be obligated to take any action to effect such registration, qualification or compliance pursuant to this subsection 1.2:

                          (A)  in any particular jurisdiction in which the
Company would be required to execute a general qualification or compliance unless the Company is already subject to service in such jurisdiction and except as required by the Securities Act; or

                          (B)  after the Company has effected two (2) such
registrations pursuant to this subsection 1.2(a) and such registrations have been declared or ordered effective.

     Subject to the foregoing clauses (A) and (B), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practical, but in any event within ninety (90) days, after receipt of the request or requests of the Initiating Holders; provided, however, that if the Company shall furnish to such holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed at the date filing would be required and it is therefore essential to defer the filing of such registration statement, the Company shall have an additional period of not more than ninety
(90) days after the expiration of the initial ninety (90) day period within which to file such registration statement.

                (b)  Underwriting.  If the Initiating Holders intend to
                     ------------
distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as part of their request made pursuant to subsection 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a)(i). In such event, the underwriter shall be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. The right of any Holder to registration pursuant to subsection 1.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters. Notwithstanding any other provision of this subsection 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, the Initiating Holders shall so advise all Holders, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. If any Holder of Registrable Securities disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. Any Registrable Securities which are excluded from the underwriting by reason of the underwriter's marketing limitation or withdrawn from such underwriting shall be withdrawn from such registration.

                (c)  Company Shares.  If the managing underwriter has not
                     --------------
limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account or for the account of others in such registration if the managing underwriter so agrees and if the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

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          1.3   Company Registration.
                --------------------

                (a)  Registration.  If at any time or from time to time, the
                     ------------
Company shall determine to register any of its securities, for its own account or the account of any of its shareholders, other than a registration on S-8 relating solely to employee stock option or purchase plans, or a registration on Form S-4 relating solely to an SEC Rule 145 transaction, or a registration on any other form or any successor to such forms relating to such transactions, which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

                     (i) promptly give to each Holder written notice thereof and

                     (ii) include in such registration (and compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within twenty (20) days after receipt of such written notice from the Company, by any Holder or Holders, except as set forth in subsection 1.3(b) below.

                (b)  Underwriting.  If the registration of which the Company
                     ------------
gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to subsection 1.3(a)(i). In such event the right of any Holder to registration pursuant to subsection 1.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this subsection 1.3, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit the amount of securities to be included in the registration and underwriting by the Company's shareholders; provided however, the number of Registrable Securities to be included in such registration and underwriting under this subsection 1.3(b) shall not be reduced to less than twenty-five percent (25%) of the aggregate securities included in such registration without the prior consent of at least a majority of the Holders who have requested their shares to be included in such registration and underwriting; and provided, further, that the number of shares of Registrable Securities, other than the Common Shares, to be included in such underwriting shall not be reduced until all other securities, including the Common Shares, are first entirely excluded from the underwriting. The Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated first, to the Company; second, among the Purchasers requesting registration in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by each of such Purchasers as of the date of the notice pursuant to subsection 1.3(a)(i) above; and third, among the other Holders on a pro rata basis. If any Holder disapproves of the terms of the any such underwriting, he may elect to withdraw therefrom by

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written notice to the Company and the underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

                (c)  Registration Rights of Officers and Directors.  Upon any
                     ---------------------------------------------
sale by the Company of its securities to the public in a firmly underwritten public offering, the then existing officers and directors of the Company shall be entitled to include any of their securities of the Company in any registration by the Company under this subsection 1.3 provided that such inclusion shall not diminish the number of securities included by the Company or the number of Registrable Securities which may be included by the Holders as set forth in subsection 1.3(b) above in the event that the underwriters determine that marketing factors require a limitation on the number of shares included in the registration and underwriting.

          1.4   Form S-3.  In addition to the rights and obligations set forth
                --------
in subsection 1.2 above, if any Holder requests that the Company file a registration statement on Form S-3 (or any successor to Form S-3) for a public offering of shares of Registrable Securities, the reasonably anticipated aggregate price to the public of which (net of underwriting discounts and commissions) would exceed $1,000,000 and the Company is then a registrant entitled to use Form S-3 to register the shares for such an offering, the Company shall use its best efforts to cause such shares to be registered for the offering as soon as practicable on Form S-3 (or any successor form to Form S-3); provided, however the Company shall not be required to effect a registration pursuant to this subsection 1.4:

                (a) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                (b) if the Company, within ten (10) days of the receipt of the request of such Holder(s), gives notice of its bona fide intention to effect the filing of a registration statement with the SEC within forty-five (45) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities);

                (c) during a period of ninety (90) days following the effective date of a registration statement;

                (d) if the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company and its shareholders for such registration statement to be filed on or before the date filing would be required and it is therefore essential to defer the filing of such registration statement, in which case the Company shall have the right to defer such filing for a period of not more than sixty (60) days after the furnishing of such a certificate of deferral, provided that the Company may not defer such filing pursuant to this subsection 1.4 more than once in any twelve (12) month period.

     In the event such Holders propose to offer the shares of Registrable Securities pursuant to this subsection 1.4 by means of an underwriting, the proposed underwriter(s) shall be selected by a majority in interest of the such Holders and shall be reasonably acceptable to the Company, provided, however, that in the event such underwriter(s) is (are) not reasonably acceptable to the Company, the Company shall be required to furnish to the Holders, within twenty
(20) days of the receipt of the request for registration from Holders pursuant to this subsection 1.4, the names of at least 2 underwriters acceptable to the Company, who agree to act as underwriter for the proposed offering on terms no less favorable to the Holders than those terms proposed in writing by the underwriter(s) selected by the Holders. The Company shall give written notice to all Holders of the receipt of a request for registration pursuant to this subsection 1.4 and shall provide a reasonable opportunity for other Holders to participate in the registration, provided that if the registration is for an underwritten offering, the terms of subsection 1.2(b), including without limitation the provisions relating to the exclusion of other securities prior to any reduction of Registrable Securities in any Underwriting, shall apply to all participants in such offering.

          1.5   Expenses of Registration.  All Registration Expenses incurred
                ------------------------
in connection with any registration, qualification or compliance pursuant to this Section 1 shall be borne by the Company except as follows:

                (a) The Company shall not be required to pay for expenses of any registration proceeding begun pursuant to subsection 1.2, the request for which has been subsequently withdrawn by the Initiating Holders, and such withdrawal is not the result of an adverse change in the condition or the business of the Company, in which latter such case, such expenses shall be borne pro rata by the Holders requesting such withdrawal.

                (b) The Company shall only be required to pay up to a maximum of $30,000 in fees and/or disbursements of legal counsels for the Holders.

                (c) The Company shall not be required to pay underwriters' fees, discounts or commissions relating to Registrable Securities.

          1.6   Registration Procedures.  In the case of each registration,
                -----------------------
qualification or compliance effected by the Company pursuant to this Rights Agreement, the Company will keep each Holder participating therein advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. Except as otherwise provided in subsection 1.5, at its expense the Company will:

                (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one year.

                (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act with respect to the disposition of all securities covered by such registration statement for a period set forth in 1.6(a).

                (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                (e) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make statements therein not misleading in the light of the circumstances therein.

                (f) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          1.7   Indemnification.
                ---------------

                (a) The Company will indemnify each Holder of Registrable Securities and each of its officers, directors and partners, and each person controlling such Holder, with respect to which such registration, qualification or compliance has been effected pursuant to this Rights Agreement, and each underwriter, if any, and each person who controls any underwriter of the Registrable Securities held by or issuable to such Holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in or incorporated by reference into any registration statement, prospectus, offering circular, prospectus supplement, abbreviated term sheet or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, or any violation or alleged violation by the Company of the Securities Act, the Securities Exchange Act of 1934, as amended, ("Exchange Act"), the Trust Indenture Act of 1939, as amended, or any state securities law applicable to the Company or any rule or regulation promulgated under the Securities Act, the Exchange Act or any such state law and relating to action or inaction required of the Company in connection with any such registration, qualification of compliance, and will reimburse each such Holder, each of its officers, directors and partners, and each person

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controlling such Holder, each such underwriter and each person who controls any such underwriter, within a reasonable amount of time after incurred for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.7(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld); and provided further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by such Holder specifically for use therein. This obligation shall be in addition to all other rights and remedies available to a Holder.

                (b) Each Holder will, if Registrable Securities held by or issuable to such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company and each of its directors and officers, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) (collectively "Damages") arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in or incorporated by reference into any such registration statement, prospectus, offering circular, prospectus supplement or abbreviated term sheet or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such directors and officers, for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, each underwriter, if any, of the Company's securities covered by such a registration statement or prospectus in reliance upon and in conformity with written information furnished to the Company by the Holder in an instrument duly executed by such Holder specifically for use therein; provided, however, that the indemnity agreement contained in this subsection 1.7(b) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld); and provided further, that the total amount for which any Holder shall be liable under this subsection 1.7(b) shall not in any event exceed the lesser of the aggregate proceeds received by such Holder from the sale of Registrable Securities held by such Holder in such registration or its pro rata amount of the Damages based on the number of securities sold by each such Holder. No holder of Registrable Securities will be required to indemnify any person against any liability arising from any untrue or misleading statement or omission contained in any preliminary prospectus if such deficiency was corrected in the final prospectus or for any liability which arises out of the failure of any person to deliver a prospectus as required by the Securities Act.

                (c) Each party entitled to indemnification under this subsection 1.7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense; and provided further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in prejudice to the Indemnifying Party; and provided further, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                (d) If the indemnification provided for in this Section 1.7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any losses, claims, damages or liabilities referred to herein, the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the proceeds from the offering by such Holder.

                (e)  The obligations of the Company and Holders under this
Section 1.7 shall survive completion of any offering of Registrable Securities and the termination of this Agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                (f) No Holder shall be obligated to enter into an underwriting agreement that contains any provisions more onerous to such Holder than the provisions in this Section 1.7 and such failure to enter into such agreement shall not adversely affect such Holder's rights set forth herein.

          1.8   Information by Holder.  Any Holder or Holders of Registrable
                ---------------------
Securities included in any registration shall promptly furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to herein.

          1.9   Rule 144 Reporting.  With a view to making available to Holders
                ------------------
the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees at all times to:

                (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, after ninety (90) days after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

                (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

                (c) so long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as the Holder may reasonably request in complying with any rule or regulation of the SEC allowing the Holder to sell any such securities without registration.

          1.10  Transfer of Registration Rights.  Holders' rights to cause the
                -------------------------------
Company to register their securities and keep information available, granted to them by the Company under subsections 1.2, 1.3, 1.4 and 1.9, may be assigned to a transferee or assignee of at least twenty percent (20%) of such Holder's original number of Preferred Shares (and equivalent number of Common Shares) (as adjusted for stock splits, stock dividends, recapitalization and like events), provided, that the Company is given written notice by such Holder at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned. The Company may reasonably prohibit the transfer of any Holders' rights under this subsection 1.10 to any proposed transferee or assignee who the Company reasonably believes is a competitor of the Company. Notwithstanding anything else in this subsection 1.10, any Holder may transfer rights to a transferee if such transferee is a partner, a retired partner, affiliate or family member of such Holder.

          1.11  Limitation on Registration Rights of Common Holder and New
                ----------------------------------------------------------
Holder. Notwithstanding the registration rights granted to officers and
------
directors of the Company under subsection 1.3(c), during the period beginning on the Closing Date (as such term is used in the Reorganization Agreement) and ending six (6) months thereafter (the "Limitation Period"), the maximum number of Registrable Securities which each of the Common Holder and the New Holder may include in any registration pursuant to subsections 1.2, 1.3 or 1.4 shall be limited to ten percent (10%) of the Registrable Securities beneficially owned by such person immediately following the Effective Time. If during the Limitation Period the Company effects more than one registration, neither the Common Holder nor the New Holder may include more than that number of Registrable Securities that, when added to the number of Registrable Securities included by such person in any other registration effected by the Company during the Limitation Period, would exceed ten percent (10%) of the Registrable Securities beneficially owned by such person immediately following the Effective Time. Upon expiration of the Limitation Period, the limitations imposed on the Common Holder and the New Holder pursuant to this subsection 1.11 shall terminate and no longer have any force or effect.

          1.12  Termination of Registration Rights.  The obligations of the
                ----------------------------------
Company pursuant to this Section 1 ("Registration Rights") shall terminate with respect to any Holder on the earlier of (i) March 7, 2005 (five (5) years following the effective date of the Company's initial registered underwritten public offering(the "IPO")), or (ii) the date on which the Holder can sell all of his/her/its remaining Registrable Securities under Rule 144 during any three
(3) month period.

     2.   Affirmative Covenants of the Company and the Holders.  The Company
          ----------------------------------------------------
hereby covenants and agrees as follows:

          2.1  Information Rights.  Until March 7, 2003 (a period of three (3)
               ------------------
years following the IPO), so long as a Holder holds a number of Preferred Shares and Conversion Shares which together equal at least ten percent (10%) of the outstanding Preferred Shares and Conversion Shares (or in the case of Intel Corporation ("Intel") any Preferred Shares or Conversion Shares) (each a "Qualified Holder" and collectively the "Qualified Holders"), the Company shall deliver to each Qualified Holder copies of the Company's 10-K's, 10-Q's, 8-K's and Annual Reports to Shareholders promptly after such documents are filed with the Securities and Exchange Commission.

          2.2  Confidentiality of Company Information.  Each Qualified Holder
               --------------------------------------
agrees that it will keep confidential and will not disclose or divulge any confidential, proprietary or secret information which such Qualified Holder may obtain from the Company, and which the Company has prominently marked "confidential", "proprietary" or "secret" or has otherwise identified as being such, pursuant to financial statements, reports and other materials submitted by the Company as required hereunder, unless such information is or becomes known to the Qualified Holder from a source other than the Company without violation of any rights of the Company, or is or becomes publicly known, or unless the Company gives its written consent to the Qualified Holder's release of such information, except that no such written consent shall be required (and the Qualified Holder shall be free to release such information to such recipient) if such information is to be provided to a Qualified Holder's counsel or accountant (and the provision of such information is directly necessary in order for such recipient to provide services to Qualified Holder), or to an officer, director or partner of a Qualified Holder, provided that the Qualified Holder shall inform the recipient of the confidential nature of such information, and such recipient agrees in writing in advance of disclosure to treat the information as confidential.

          2.3  Assignment of Rights of Information.  The rights granted pursuant
               -----------------------------------
to subsection 2.1 may be assigned by each Qualified Holder upon sale or transfer by such Holder of a number of Preferred Shares and Conversion Shares which together equal at least ten percent (10%) of the outstanding Preferred Shares and Conversion Shares. Notwithstanding anything else in this subsection 2.3, rights may not be assigned to a transferee which the Company reasonably believes is a competitor or intends to become a competitor of the Company and provided further that any transferee shall agree to become subject to the obligations of the transferring party hereunder.

          2.4  Key Man Insurance.  The Company has obtained and agrees to use
               -----------------
its best efforts to maintain a $2,000,000 renewable term life insurance policy with a three year term (renewable at the request of the Board of Directors) for Royal P. Farros naming the Company as sole beneficiary (the "Key Man Insurance Policy").

          2.5  Future Employee Issuances and Agreements.  All future issuances
               ----------------------------------------
of securities of the Company to employees, officers and consultants shall be made pursuant to stock grant, stock purchase and/or stock option plan or any other stock incentive program, agreement or arrangement shall be approved by the Board of Directors and shall provide for (i) ratable vesting over four years, with no vesting until the end of the first year, and (ii) no transfer of unvested shares. The Company will require that all current and future employees of the Company enter into Employee Inventions and Proprietary Rights Assignment and Confidentiality Agreements in substantially the form provided to the Holders, with such amendments thereto or deviations therefrom as the Board of Directors may from time to time approve.

          2.6  Confidentiality of Investor Information.  Neither the Company nor
               ---------------------------------------
any Holder or Common Holder (other than Intel), without the prior written consent of Intel, shall use Intel or its affiliates' names or refer to Intel or its affiliates directly or indirectly in connection with Intel or its affiliates' relationship with the Company in any advertisement, news release or professional or trade publication, or in any other manner, unless required by law. The parties agree that without the prior written consent of Intel, there will be no press release or other public statement (an "Announcement") issued by any party which refers directly or indirectly to Intel's participation as a party to this Agreement or Intel's participation in the transactions contemplated hereby. The parties further agree that, apart from an Announcement, the parties will keep the terms and conditions of this Agreement, the Series A Agreement, the Series B Agreement and the Series C Agreement and any other agreements related to or entered into in connection with these agreements (collectively, the "Financing Agreements") in strictest confidence. These restrictions shall not prohibit disclosure to the parties' counsel, accountants and professional advisors. If any of the parties determines that it is required by law to disclose the terms and conditions of any or all of the Financing Agreements, or to file any or all of the Financing Agreements with the SEC, such party or parties shall, a reasonable time before making any such disclosure or filing, consult with Intel regarding such filing and seek confidential treatment for such portions of those agreements as may be requested by Intel. Notwithstanding the foregoing, the Company may disclose the existence of any or all of the Financing Agreements to bona fide potential investors or its general or limited partners or investors (in the case of a venture capital fund only) who are under obligations of nondisclosure, similar to those contained herein and which the Company believes in good faith are seriously considering investing in the Company.

     3.   General.
          -------

          3.1    Waivers and Amendments.  With the written consent of the record
                 ----------------------
or beneficial holders of at least a majority of the Registrable Securities, the obligations of the Company and the rights of the parties under this agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), and with the same consent the Company, when authorized by resolution of its Board of Directors, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement; provided, however, that no such modification, amendment or waiver shall reduce the aforesaid percentage of Registrable Securities without the consent of all of the Holders of the Registrable Securities. Upon the effectuation of each such waiver, consent, agreement of amendment or modification, the Company shall promptly give written notice thereof to the record holders of the Registrable Securities who have not previously consented thereto in writing. This Agreement or any provision hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this subsection 3.1.

          3.2   Governing Law.  This Agreement shall be governed in all
                -------------
respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.

          3.3   Successors and Assigns.  Except as otherwise expressly provided
                ----------------------
herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

          3.4   Entire Agreement.  Except as set forth below, this Agreement
                ----------------
and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and this Agreement shall supersede and cancel all prior agreements between the parties hereto with regard to the subject matter hereof.

          3.5   Remedies.  The rights of the parties under this Agreement are
                --------
unique and, accordingly, the parties intend that in addition to all other legal or equitable remedies available, injunctive relief and the remedy of specific performance may be utilized in the event of the breach or threatened breach of this Agreement.

          3.6   Notices, etc.  All notices and other communications required or
                ------------
permitted hereunder shall be in writing and shall be delivered by overnight courier service of mailed by first class mail, postage prepaid, certified or registered mail, return receipt requested, addressed (a) if to any Purchaser, at such party's address as set forth in the Company's records, or at such other address as such party shall have furnished to the Company in writing, or (b) if to the Company, at 255 Constitution Drive, Menlo Park, California 94025, or at such other address as the Company shall have furnished to the Purchaser in writing.

          3.7   Severability.  In case any provision of this Agreement shall be
                ------------
invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement or any provision of the other Agreements shall not in any way be affected or impaired thereby.

          3.8   Titles and Subtitles.  The titles of the sections and
                --------------------
subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          3.9   Counterparts.  This Agreement may be executed in any number of
                ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.



               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereby have executed this Rights Agreement as of the date first above written.


                              "COMPANY"

                              iPrint Technologies, inc., a Delaware corporation


                              By: /s/ ROYAL FARROS
                                 -----------------------------------------------
                                    Royal P. Farros, President

In consideration of the execution and delivery of this Rights Agreement and the transactions contemplated hereby, the undersigned hereby have executed this Rights Agreement as of the date first above written.



                                       "COMMON HOLDER"

                                       /s/ ROYAL FARROS
                                       ----------------------------------
                                       Royal P. Farros


                                       "NEW HOLDER"

                                       /s/ MONTE WOOD
                                       ----------------------------------
                                       Monte Wood

                     PURCHASER'S COUNTERPART SIGNATURE PAGE

     IPRINT TECHNOLOGIES, INC. THIRD AMENDED AND RESTATED RIGHTS AGREEMENT


                              CANAAN EQUITY, L.P.


                              /s/ DEEPAK KAMRA
                              -------------------------------------------
                              By:    Canaan Equity Partners L.L.C.
                              Name:  Deepak Kamra
                              Title: Member/Manager


                              DEEPAK KAMRA


                              /s/ DEEPAK KAMRA
                              -------------------------------------------
                              Deepak Kamra


                              DAWNTREADER FUND I LP


                              By:
                                 ----------------------------------------
                              Name:
                                   --------------------------------------
                              Title:
                                    -------------------------------------


                              BAYVIEW INVESTORS, LTD.


                              By:
                                 ----------------------------------------
                              Name:
                                   --------------------------------------
                              Title:
                                    -------------------------------------

                     PURCHASER'S COUNTERPART SIGNATURE PAGE

     IPRINT TECHNOLOGIES, INC. THIRD AMENDED AND RESTATED RIGHTS AGREEMENT


                              SAMUEL JERROLD KAPLAN AND
                              MICHELLE PETTIGREW KAPLAN,
                              HUSBAND AND WIFE AS COMMUNITY
                              PROPERTY



                              ------------------------------------------
                              Samuel Jerrold Kaplan



                              ------------------------------------------
                              Michelle Pettigrew Kaplan


                              ALFRED MANDELL



                              ------------------------------------------
                              Alfred Mandell


                              MARK F. RADCLIFFE



                              ------------------------------------------
                              Mark F. Radcliffe


                              BUSH HELZBERG



                              ------------------------------------------
                              Bush Helzberg

                     PURCHASER'S COUNTERPART SIGNATURE PAGE

     IPRINT TECHNOLOGIES, INC. THIRD AMENDED AND RESTATED RIGHTS AGREEMENT


                              GREGORY AND LINDA KORJEFF


                              ------------------------------------------
                              Gregory Korjeff


                              ------------------------------------------
                              Linda Korjeff


                              INFORMATION TECHNOLOGY VENTURES L.P.,
                              a California limited partnership

                              By:  ITV Management, LLC,
                              a California limited liability company
                              Title:  General Partner


                                     /s/ MARK DUBOVOY
                                     -----------------------------------
                              Name:  Mark Dubovoy
                              Title: Principal Member


                              ITV AFFILIATES FUND, L.P.,
                              a California limited partnership

                              By:     ITV Management, LLC,
                                      a California limited liability company
                              Title:  General Partner


                                     /s/ MARK DUBOVOY
                                     -----------------------------------
                              Name:  Mark Dubovoy
                              Title: Principal Member

                     PURCHASER'S COUNTERPART SIGNATURE PAGE

     IPRINT TECHNOLOGIES, INC. THIRD AMENDED AND RESTATED RIGHTS AGREEMENT


                              GCWF INVESTMENT PARTNERS

                              By:  Gray Ware Corporation, Managing Partner


                              By:
                                 ----------------------------------------------
                                  Name: Gregory M. Gallo
                                  Title: President and Chief Financial Officer


                              ANDREW CHASE AND LAURA CHASE
                              TRUSTEES OF THE CHASE 1991
                              REVOCABLE TRUST dated 04/02/91


                              By:
                                 ----------------------------------------------
                                  Andrew Chase

                              By:
                                 ----------------------------------------------
                                  Laura Chase


                              ROYAL P. FARROS


                              /s/ ROYAL FARROS
                              -------------------------------------------------
                              Royal P. Farros


                              MICHAEL S. RUBIN



                              -------------------------------------------------
                              Michael S. Rubin

                     PURCHASER'S COUNTERPART SIGNATURE PAGE

     IPRINT TECHNOLOGIES, INC. THIRD AMENDED AND RESTATED RIGHTS AGREEMENT


                              NICKOLETTA T. FARROS AND DAVID L. SWANK III


                              /s/ NICKOLETTA T. FARROS
                              -------------------------------------------------
                              Nickoletta T. Farros

                              /s/ NICKOLETTA T. FARROS, Attorney-in-Fact
                              -------------------------------------------------
                              David L. Swank III
                              (By Nickoletta T. Farros, Attorney-in-Fact)


                              DELAWARE CHARTER GUARANTEE AND TRUST COMPANY CUST FOR WALTER GORDON KRUBERG, MD SEP IRA


                              By:
                                 ---------------------------------------------
                                  W. Gordon Kruberg, M.D.


                              JO ANN HEIDI ROIZEN AND DAVID G. MOHLER, M.D. COMM PROP


                              /s/ JO ANN HEIDI ROIZEN
                              ------------------------------------------------
                              Jo Ann Heidi Roizen

                              /s/ DAVID G. MOHLER
                              ------------------------------------------------
                              David G. Mohler


                              INTEL CORPORATION


                              By:
                                 ----------------------------------------------
                              Name:
                                   --------------------------------------------
                              Title:
                                    -------------------------------------------

                     PURCHASER'S COUNTERPART SIGNATURE PAGE

     IPRINT TECHNOLOGIES, INC. THIRD AMENDED AND RESTATED RIGHTS AGREEMENT


                              ED SANDEN



                              -------------------------------------------------
                              Ed Sanden



                              SOFTBANK TECHNOLOGY
                              VENTURES V, L.P.

                              By: /s/ JO ANN HEIDI ROIZEN
                                 ----------------------------------------------
                              Name: Jo Ann Heidi Roizen
                                   --------------------------------------------
                              Title: Managing Director
                                    -------------------------------------------

                     PURCHASER'S COUNTERPART SIGNATURE PAGE

     IPRINT TECHNOLOGIES, INC. THIRD AMENDED AND RESTATED RIGHTS AGREEMENT


                              AT&T VENTURE FUND II, LP

                              By:  Venture Management, LLC,
                                   its General Partner


                              By:
                                 ----------------------------------
                                  Name: Neal Douglas
                                  Title: Manager


                              SPECIAL PARTNERS FUND, LP

                              By:  Venture Management III, LLC,
                                   its General Partner


                              By:
                                 ----------------------------------
                                  Name: Neal Douglas
                                  Title: Manager


                              SPECIAL PARTNERS FUND INTERNATIONAL, LP

                              By:  Venture Management III, LLC,
                                   its Investment General Partner


                              By:
                                 ----------------------------------
                                  Name: Neal Douglas
                                  Title: Manager